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                                                                      Exhibit 21

                     ESCALADE, INCORPORATED AND SUBSIDIARIES
                    LIST OF SUBSIDIARIES AT DECEMBER 29, 2001

                                                               STATE OF OTHER                       PERCENT OF VOTING
                                                              JURISDICTION OF                        SECURITIES OWNED
                      PARENT                                   INCORPORATION                            BY PARENT
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
Escalade, Incorporated                                            Indiana

Subsidiaries
   Indian Industries, Inc. (1)                                    Indiana                                  100%
   Martin Yale Industries, Inc. (1)                               Indiana                                  100%
   Harvard Sports, Inc. (1)                                      California                                100%
   Master Products Manufacturing
     Company, Inc. (1)                                           California                                100%
   Indian-Martin AG (1)                                         Switzerland                                100%
   EIM Company, Inc. (1)                                           Nevada                                  100%
   SOP Services, Inc. (1)                                          Nevada                                  100%
   U. S. Weight, Inc. (1)                                         Illinois                                 100%


(1) Each subsidiary company so designated has been included in Consolidated Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.